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EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this 9th day of September, 1999 between I-Link Incorporated, a Florida corporation (the "Company") and John Edwards, an individual resident of Provo, Utah (the "Employee"), and shall be effective upon execution.

                                   WITNESSETH:

         WHEREAS, the Employee is desirous of continuing as an employee of the Company;

         WHEREAS, it is the desire of the Company to offer the Employee employment with the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is the desire of the Employee to accept the Company's offer of employment with the Company upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by the Company upon the terms and subject to the conditions set forth herein for the period of employment as set forth in Section 2 hereof (the "Period of Employment").

         2. TERM; PERIOD OF EMPLOYMENT. Subject to termination as hereinafter provided, the Period of Employment hereunder shall be from the date hereof (the "Effective Date") through the third anniversary of the Effective Date. Such Period of Employment may be extended for such period and upon such terms as the parties hereto may hereafter mutually agree.

         3. OFFICE AND DUTIES.  During the Period of Employment:

            (a) the Company shall employ the Employee as Chief Executive Officer with the responsibilities reasonably prescribed for such position by the Board of Directors of the Company; and

            (b) the Company shall cause Employee to be elected a director of the Company; and

            (c) the Employee shall devote substantially all of his working time to the business and affairs of the Company; except (i) for vacations of four (4) weeks per year, (ii) illness or (iii) incapacity. Notwithstanding the preceding sentence, nothing in this Agreement shall preclude the Employee from devoting reasonable amounts of time:

                  (i) for serving as a director or member of a committee of any organization or entity involving no conflict of interest with the Company; or

                  (ii)  engaging in charitable and community activities;

PROVIDED, HOWEVER, that such activities do not interfere with the performance by the Employee of his duties hereunder. In consideration of such employment, the Employee agrees that he shall not, without the prior written consent of the Company, directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation,

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business organization or other entity, engage in any trade or business activity or pursuit for his own account or for, or on behalf of, any other person, firm, corporation, business organization or other entity, irrespective of whether the same competes, conflicts or interferes with that of the Company or the performance of the Employee's obligations hereunder; PROVIDED, HOWEVER, that nothing contained herein shall be construed to require the Employee to change or terminate existing relationships or to divest himself from existing ownership interests in other entities or to prevent the Employee from investing in the stock of any corporation, which does not compete with the Company, which is listed on a national securities exchange or traded in the over-the-counter market if the Employee does not and will not as a result of such investment own more than five percent (5%) of the stock of such corporation ("Permitted Investments"). The Employee represents and warrants that he is not party to any agreement, oral or written, which restricts in any way: (a) his ability to perform his obligations hereunder; or (b) his right to compete with a previous employer or such employer's business.

         4. COMPENSATION AND BENEFITS. In exchange for the services rendered by the Employee pursuant hereto in any capacity during the Period of Employment, including without limitation, services as an officer, director, or member of any committee of the Company or any affiliate, subsidiary or division thereof, the Employee shall be compensated as follows:

            (a) COMPENSATION. The Company shall pay the Employee compensation equal to at least Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum as it may be adjusted herein below ("Salary") at a rate of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) per month (such monthly amount as the same may be increased from time to time by virtue of the adjustments set forth hereinbelow shall be defined as the "Monthly Compensation").

            (b) PROFITABILITY BONUS. The Company may pay the Employee a bonus if, in the sole judgment of the Board of Directors, the earnings of the Company or the services of the Employee merit such a bonus.

            (c) WITHHOLDING AND EMPLOYMENT TAX. Payment of all compensation hereunder shall be subject to customary withholding tax and other employment taxes as may be required to be withheld or otherwise imposed pursuant to applicable laws, rules or regulations to which the Company as an employer is subject with respect to compensation paid by an employer/corporation to an employee.

            (d) OPTIONS. Effective as of the date of this Agreement, the Company grants to the Employee a non-qualified, non-statutory option to purchase two hundred thousand (200,000) shares of its common stock (the "Common Stock") at an exercise price of $3.563 (the "Option"). The Option shall have a ten-year term and shall vest and become exercisable with respect to 33,340 shares of Common Stock immediately, and shall thereafter vest and be exercisable in increments of 16,666 shares of Common Stock on a calendar-quarterly basis on the first calendar day of each quarter for the ten quarters following execution hereof, commencing October 1, 1999.

         In the event of termination of the Employee's employment pursuant to
Section 7(a) hereof, the Option shall remain exercisable to the extent vested through the date of termination hereunder and shall expire as to any portions thereof which have not vested prior to such date.

         In the event of termination of the Employee's employment pursuant to Sections 7(b) and 7(c) hereof, the Option shall fully vest and become immediately exercisable upon termination by the Company as set forth in
Section 7(b) and upon delivery by the Employee of the notice set forth in
Section 7(c), respectively.

         In the event of a Change in Control , the Option shall fully vest and become immediately exercisable upon the consummation of such Change of Control. A Change in Control shall be deemed to occur if: (a) the Company is merged into another corporation and, after such merger, the voting securities of the Company outstanding immediately prior to such merger represent less than 50% of the voting securities of the surviving corporation, or (b) all or substantially all of the assets of the Company are sold.

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         5. BUSINESS EXPENSES. The Company shall pay or reimburse the
Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties under this Agreement, provided that the same are incurred, in accordance with such procedures as the Company may from time to time establish for employees and as required to preserve any deductions for federal income taxation purposes to which the Company may be entitled.

         6. OTHER BENEFITS The Company shall provide the Employee health insurance for the Employee and his dependents, life insurance, and disability insurance benefits and such other benefits as are generally provided to executive officers of the Company. The Employee shall have the right to participate in any and all Company stock option, stock purchase and similar plans currently in effect or hereafter adopted for which he is eligible.

         7. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of this Agreement, employment hereunder may be terminated:

            (a) By the Company, in the event of the employee's death or Disability or for "Just Cause." "Just Cause" shall be defined to include: (i) the Employee's indictment of a crime constituting a felony or conviction of a crime involving an act or acts of dishonesty, fraud or moral turpitude; or
(ii) violation of any material Company policy or failure to observe any directive of the Board of Directors. The Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, his duties or obligations under this Agreement for a total period of ninety (90) days in any 365-day period. The Board of Directors shall determine whether and when the Disability of the Employee has occurred and such determination shall not be arbitrary or unreasonable. The Company shall by written notice to the Employee given within thirty (30) days after discovery of the occurrence of an event or circumstance which constitutes "Just Cause," specify the event or circumstance giving rise to the Company's exercise of its right under Section 7(a) and, with respect to Just Cause arising under Section 7(a)(i), the Employee's employment hereunder shall be deemed terminated as of the date of such notice; with respect to Just Cause arising under Sections 7(a)(ii) the Company shall provide the Employee with thirty (30) days written notice of such violation or failure and the Employee shall be given reasonable opportunity during such thirty (30) day period to cure the subject violation or failure; or

            (b) By the Company, in its sole and absolute discretion, provided that in such event the Company shall, as liquidated damages or severance pay, or both, pay to the Employee an amount equal to the Employee's Monthly Compensation (as defined in Section 4(a) hereof) for shorter of (a) the remaining term hereof or (b) two years (the "Remaining Compensation"); or

            (c) By the Employee, upon any violation of any material provision of this Agreement by the Company, which violation remains unremedied for a period of thirty (30) days after written notice of the same is delivered to the Company by the Employee , provided that in such event, the Company shall, as liquidated damages or severance pay, or both, pay to the Employee the Remaining Compensation; or

            (d) Failure to timely make more than one monthly payment of Remaining Compensation under Section 7(b) or 7(c) hereof shall result in the Company being obligated to pay the balance of the Remaining Compensation to the Employee in a lump sum distribution and the Option under Section 4(d) shall fully vest as set forth herein.

         8. NON-COMPETITION. Notwithstanding any earlier termination, during the Period of Employment and for one (1) year thereafter:

            (a) The Employee shall not, anywhere in North America or in any other place or venue where the Company or any affiliate, subsidiary or division thereof now conducts or operates, or may conduct or operate its business in the future, directly or indirectly, individually or as a member of any

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partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity, participate in, engage in, solicit or have any financial or other interest in any activity or any business or other enterprise in the field of marketing, distribution, sale, production, research or development of Internet related access services or any services or products primarily using the Internet as a means of delivery, or in any other field which is or may be reasonably expected to become competitive with the current or contemplated business of the Company or any affiliate, subsidiary or division thereof (unless the Board of Directors shall have authorized such activity and the Company shall have consented thereto in writing), as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, firm, corporation, business organization or other entity; PROVIDED, HOWEVER, that nothing contained herein shall be construed to prevent the employee from investing in Permitted Investments; and

            (b) The Employee shall not: (i) solicit or induce any employee of the Company to terminate his employment or otherwise leave the Company's employ or hire any such employee (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing); or (ii) contact, service or solicit any clients, customers, vendors, suppliers or other accounts of the Company, either as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, firm, corporation, business organization or other entity with respect to any business, matter, service or product related to similar, comparable to or otherwise competitive with that which is provided by the Company.

         9. CONFIDENTIAL INFORMATION. The parties hereto recognize that it is fundamental to the business and operation of the Company, its affiliates, subsidiaries and divisions thereof to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing concerning the Internet services industry. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by the Company, its affiliates, subsidiaries and divisions thereof. The disclosure of any of such information and the knowledge thereof on the part of competitors would be beneficial to such competitors and detrimental to the Company, its affiliates, subsidiaries and divisions thereof, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or not patentable), customer and client agreements, vendor and supplier agreements and similar items or technologies. By reason of his being an employee of the Company, in the course of his employment, the Employee has or shall have access to, and has obtained or shall obtain, specialized knowledge, trade secrets and confidential information such as that described herein about the business and operation of the Company, its affiliates, subsidiaries and divisions thereof. Therefore, the Employee hereby agrees as follows, recognizing and acknowledging that the Company is relying on the following in entering into this Agreement:

            (a) The Employee hereby sells, transfers and assigns to the Company, or to any person or entity designated by the Company, any and all right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee solely or jointly, in whole or in part, during the term hereof which: (i) relate to methods, apparatus, designs, products, processes or devices distributed, sold, leased, used or under construction or development by the Company or any affiliate, subsidiary or division thereof; or (ii) otherwise relate to or pertain to the business, operations or affairs of the Company or any affiliate, subsidiary or division thereof. The Company shall acquire all right, title and interest to the Employee's inventions, ideas, disclosures and improvements whether made or conceived during the term hereof or before. The Employee shall make adequate written records of all inventions (which records shall be the Company's property) and shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to such inventions, ideas, disclosures and improvements. Whether during the Period of Employment or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file, enforce and prosecute the patent applications relating to any of the foregoing and, as to copyrightable material, to obtain copyright thereon; and

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            (b) Notwithstanding any earlier termination, during the Period of
Employment and thereafter, the Employee shall keep secret and retain in strict confidence, and shall not, except in furtherance of the Company's business, use, disclose to others, or publish any information, other than information which is in the public domain or becomes publicly available through no wrongful act on the part of the Employee, which information shall be deemed not to be confidential information, relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, including but not limited to confidential information concerning the marketing practices, pricing practices, costs, profit margins, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, and any and all other confidential information acquired by him in the course of his past or future services for the Company or any affiliate, subsidiary or division thereof. The Employee shall hold as the Company's property all notes, memoranda, books, records, papers, letters, formulas and other data and all copies thereof and therefrom in any way relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, whether made by him or otherwise coming into his possession. Upon termination of his employment or upon the demand of the Company, at any time, the Employee shall deliver the same to the Company within twenty-four (24) hours of such termination or demand.

         10. REASONABLENESS OF RESTRICTIONS. The Employee hereby agrees that the restrictions in this Agreement, including without limitation, those relating to the duration of the provisions hereof and the territory to which such restrictions apply, are necessary and fundamental to the protection of the business and operation of the Company, its affiliates, subsidiaries and divisions thereof, and are reasonable and valid, and all defenses to the strict enforcement thereof by the Employee are hereby waived by the Employee.

         11. REFORMATION. In the event that a court of competent jurisdiction determines that the non-compete or the confidentiality provisions hereof are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, or for any other reason, the parties hereto agree that such court may reform the terms and/or scope of such covenants so that the same are reasonable and, as reformed, shall be enforceable.

         12. REMEDIES. Subject to Section 14 below, in the event of a breach of any of the provisions of this Agreement, the non-breaching party shall provide written notice of such breach to the breaching party. The breaching party shall have thirty (30) days after receipt of such notice in which to cure its breach. If, on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party thereafter shall be entitled to seek damages. It is acknowledged that this Agreement is of a unique nature and of extraordinary value and of such a character that a breach hereof by the Employee shall result in irreparable damage and injury to the Company for which the Company may not have any adequate remedy at law. Therefore, if, on the thirty-first
(31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party shall also be entitled to seek a decree of specific performance against the breaching party, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this Section 13 are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the parties with respect to this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of the provisions hereof.

         13. CERTAIN PROVISIONS; SPECIFIC PERFORMANCE. In the event of a breach by the Employee of the non-competition or confidentiality provisions hereof, such breach shall not be subject to the cure provision of Section 13 above and the Company shall be entitled to seek immediate injunctive relief and a decree of specific performance against the Employee. Such remedy is non-exclusive and shall be in addition to any other remedy to which the Company or any affiliate, subsidiary or division thereof may be entitled. Monetary breaches by the Company shall not be subject to the notice and cure provisions hereunder.

         14. CONSOLIDATION; MERGER; SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its

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assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination, provided that, the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture, or other entity and subject to the provisions of this Agreement relating to the Change of Control this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

         15. SURVIVAL. Sections 9 through 14 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement by its terms or otherwise); PROVIDED, HOWEVER, that in the event that the Company ceases to exist and neither an affiliate, subsidiary or division thereof has assumed, at its option, the obligations of the Company hereunder, the Employee shall no longer be bound by the Non-Competition provision set forth in Section 9 hereof.

         16. SEVERABILITY. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         17. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof and thereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         18. NOTICES. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via first class mail as follows:

            (a)  To the Company:      I-Link Incorporated
                                        13751 So. Wadsworth Park Drive
                                        Suite 200
                                        Draper, Utah  84120
                                        Attention:  General Counsel

            (b)  To the Employee:     John Edwards
                                        1397 North 1450 East
                                        Provo, Utah  84604

and/or to such other persons and addresses as any party hereto shall have specified in writing to the other.

         19. ASSIGNABILITY. This Agreement shall not be assignable by the Employee. This Agreement shall be assignable by the Company to any affiliate, subsidiary or division thereof and to any successor in interest, subject to the Employee's right to terminate employment hereunder pursuant to Section 7(c) above.

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         20. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Utah, without regard to the principles of conflicts of laws thereof.

         21. WAIVER AND FURTHER AGREEMENT. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         22. HEADINGS OF NO EFFECT. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         23. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.


                                       THE COMPANY

                                       I-LINK INCORPPORATED

                                       By:
                                          ---------------------------
                                          David E. Hardy, Secretary



                                       THE EMPLOYEE


                                       ------------------------------
                                       John Edwards